EXHIBIT 23.1


                                GTC TELECOM CORP.
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
GTC Telecom Corp. and Subsidiaries


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-88521, 333-94969, 333-37496, 333-73614 and 333-81898) of our report dated October 12, 2006, appearing in the Annual Report on Form 10-KSB of GTC Telecom Corp. and subsidiaries for the year ended June 30, 2006.



/s/ Squar, Milner, Miranda & Williamson, LLP



Newport Beach, California
October  12,  2006